UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On March 5, 2015, ScripsAmerica, Inc., (“us”, “we”, “our” or the “Company”) entered into two (2) non-binding letters of intent for the acquisition of an equity interest in third-party pharmacies which, if acquired, will expand its activities into approximately forty (40) states, most of which are not currently serviced by the Company’s subsidiary, Main Avenue Pharmacy, Inc. (“Main Avenue”). In addition, the target pharmacies operate under agreements with large Pharmacy Benefit Managers which would create the opportunity for rapid expansion into other states. The acquisition of both third-party pharmacies is conditioned upon the successful negotiation of binding agreements and due diligence.

On March 4, 2015 CVS/Caremark notified Main Avenue that it was terminating the provider agreement between it and Main Avenue. No basis for the termination was provided. Main Avenue intends to seek enforcement of the rights and obligations of the agreement in arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015

SCRIPSAMERICA, INC.

By: /s/ Robert Schneiderman
Robert Schneiderman Chief Executive Officer